Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-103595, 333-80065, 333-06563, 333-11451, 333-35651, 333-28929, 333-28927, 333-71913, 333-80963, and 333-109755) of Secure Computing Corporation of our report dated December 10, 2002 relating to the consolidated financial statements and financial statement schedule of N2H2, Inc., which is incorporated by reference in the Current Report on Form 8-K of Secure Computing Corporation dated October 28, 2003.

PricewaterhouseCoopers LLP

Seattle, Washington

October 28, 2003